Exhibit 99.1

TeleTech Names Brian Shepherd as Executive Vice President of TeleTech and President of its Strategic Consulting and Global Technology Businesses

Investment in Talent Reinforces Commitment to Ongoing Revenue Diversification

ENGLEWOOD, Colo., January 22, 2013 — TeleTech Holdings, Inc. (NASDAQ: TTEC) a leading global provider of technology-enabled customer experience solutions, announced today that it has appointed Brian Shepherd to the newly created position of Executive Vice President of TeleTech and President of Customer Strategy and Technology Services.

Mr. Shepherd will focus on accelerating growth in these business segments and driving continued innovation in the technology and business processes required to deliver a superior customer experience in today’s complex data-driven, multi-channel environment.

“We are delighted to have someone of Brian’s stature join the executive team,” said Ken Tuchman, TeleTech chairman and chief executive officer.  “As an internationally recognized business leader with more than 20 years of customer experience consulting and technology acumen, Brian will help us further differentiate our technology-enabled value proposition in the market,” continued Tuchman.

“The speed of change required to deliver a superior, multi-channel customer experience has never been greater and companies are challenged by how to effectively respond,” said Shepherd. “TeleTech is setting the standard for technology-driven solutions in this area, and I am excited to join its seasoned management team to both accelerate its growth and bring greater value to the industry-leading clients we serve.”

Mr. Shepherd joins TeleTech from Amdocs (NYSE: DOX), a leading provider of customer experience systems and services, where he served in a variety of senior executive roles, including as Group President and a member of the executive management team.  Amdocs is a 20,000 employee company with more than $3.0 billion in revenue. He also has extensive consulting experience from his tenure as a strategy consultant at McKinsey & Company.

Mr. Shepherd received his Masters of Business Administration from Harvard Business School after graduating magna cum laude with a Bachelor of Arts degree in Economics from Wabash College.

ABOUT TELETECH

For 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, enable, manage and grow customer value through the delivery of superior customer experiences across the customer lifecycle. As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-enabled solutions that maximize revenue, transform customer experiences and optimize business processes. From strategic consulting to operational execution, our more than 39,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of January 22, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507